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                                                                  Exhibit 10.(a)

                      ISSUING AND PAYING AGENCY AGREEMENT

         AGREEMENT made on the 26th day of April, 1994 between THE FIRST NATIONAL BANK OF BOSTON, a national banking association maintaining its principal corporate trust office at 150 Royall Street, Canton, Massachusetts 02021 (the "Issuing and Paying Agent"), and USX CORPORATION, a Delaware corporation having its principal place of business at 600 Grant Street, Pittsburgh, Pennsylvania 15219-4776 (the "Issuer").

                            W I T N E S S E T H :

         WHEREAS, the Issuer has authorized and may from time to time issue its Medium-Term Notes, Series C (the "Notes") that are fixed rate notes ("Fixed Rate Notes") and floating rate notes ("Floating Rate Notes"); and
         WHEREAS, the Issuer desires to appoint the Issuing and Paying Agent as Paying Agent, Issuing Agent and Debt Security registrar with respect to such Notes as hereinafter set forth; and
         WHEREAS, the Issuing and Paying Agent agrees to act as such Issuing and Paying Agent, Issuing Agent and Debt Security registrar.
         NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter contained, and intending to be legally bound hereby, the Issuing and Paying Agent and the Issuer hereby covenant and agree as follows:

                                   ARTICLE I
                                  APPOINTMENT

         1. The Issuer hereby appoints the Issuing and Paying Agent as its Issuing and Paying Agent, Issuing Agent and Debt Security registrar with respect to the Notes pursuant to the Indenture dated as of March 15, 1993 between the Issuer and PNC Bank, National Association, as Trustee, to perform the duties hereinafter set forth.
         2. The Issuing and Paying Agent hereby accepts such appointments and agrees to perform the duties hereinafter set forth.
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                                   ARTICLE II
                               ISSUANCE OF NOTES

         1. The Issuing and Paying Agent hereby agrees to issue and authenticate the Notes in accordance with the procedures set forth in Exhibit
C ("Administrative Procedures") to the Distribution Agreement dated April 26, 1994, among the Issuer and the Agents defined therein (the "Distribution Agreement"), a copy of which Exhibit is attached hereto and made a part hereof.
         2. The Issuer hereby agrees that it will promptly notify the Issuing and Paying Agent of any amendments or modifications to the Distribution Agreement and that it will not effect any such amendments or modifications which adversely affect the Issuing and Paying Agent without the prior written consent of the Issuing and Paying Agent.

                                  ARTICLE III
                                DEPOSIT OF FUNDS

         1. Not later than five (5) business days prior to any interest payment date described in a Note or Notes, the Issuer shall furnish, or cause to be furnished, in writing or via telephone promptly confirmed in writing, to the Issuing and Paying Agent the following information with respect to said interest payment date and to such Notes: (a) the aggregate amount of interest to be paid on such interest payment date with respect to any Fixed Rate Note and the amount of such interest to be paid per $1,000 of principal outstanding; and (b) such other information as the Issuing and Paying Agent may request from time to time.
         2. Not later than five (5) business days prior to any date on which principal and premium, if any, is to be paid by the Issuing and Paying Agent with respect to any of the Notes, whether at maturity, by acceleration, or otherwise, the Issuer shall furnish, or cause to be furnished, in writing or via telephone promptly confirmed in writing, to the





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Issuing and Paying Agent a statement specifying such payment date and containing information with respect to such payment in the nature of the information described in the preceding paragraph, including such information as the Issuing and Paying Agent may request from time to time.
         3. On or prior to noon, prevailing Eastern time, on each payment date described in any of the preceding paragraphs of this Article, the Issuer shall deposit, or cause to be deposited, with the Issuing and Paying Agent finally collected funds, or funds which have been ordered transferred on the Federal Reserve System and for which a confirmation number has been issued, in an amount equal to the aggregate amount to be paid by the Issuing and Paying Agent on such payment date. In the event the amount deposited with respect to a payment date is less than the sum of the aggregate amounts specified in statements furnished to the Issuing and Paying Agent pursuant to this Article with respect to such payment date, the Issuing and Paying Agent shall promptly notify the Issuer, and shall effect no payments with respect to such payment date until such discrepancy has been resolved. Until paid as hereinafter provided, the Issuing and Paying Agent shall hold such amounts in trust for the benefit of the holders of the Notes. The Issuing and Paying Agent shall pay to the Issuer any interest actually earned on or with respect to amounts held or deposited hereunder prior to the relevant payment date, and invested as provided below, but shall be under no duty or obligation to otherwise pay interest or earnings on such amounts or to collateralize or pledge any security therefor, or to segregate such amounts, except as required by law. Any investments of such deposited amounts by the Issuing and Paying Agent shall be at the written direction of the Issuer.





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                                   ARTICLE IV
                                    PAYMENTS

         1. The Issuing and Paying Agent shall effect payment of the amounts described in paragraph 1 of Article III hereof on the respective interest payment dates. Such payment may be accomplished by the Issuing and Paying Agent mailing a check, payable to the registered owner of the Note on the relevant record date, to the address of such registered owner, in accordance with the information shown on the register maintained by the Issuing and Paying Agent, or, at the Issuer's option, by the Issuing and Paying Agent wiring such amounts to an account specified by such registered owner in a designation in form and substance satisfactory to the Issuing and Paying Agent.
         2. The Issuing and Paying Agent shall effect payment of principal amounts described in paragraph 2 of Article III hereof, and payment of interest due at maturity or redemption, in immediately available funds against presentation of the Note at the principal corporate trust office of the Issuing and Paying Agent, or at such other office or agency of the Issuer as the Issuer shall designate in writing to the registered owner of the Note.
         3. Notwithstanding any provision elsewhere contained herein, payments by the Issuing and Paying Agent shall be made only out of amounts deposited pursuant to paragraph 3 of Article III hereof with the Issuing and Paying Agent with respect to such payment.
         4. The Issuing and Paying Agent will not charge, impose, collect or receive, from the holder or owner of any Note, any fee or consideration for any services performed in connection with any payment to such holder or owner of principal or interest, and any charge for postage, for wiring payment, or otherwise, shall be charged to, and promptly paid by, the Issuer.

                                   ARTICLE V





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                 ADDITIONAL DUTIES OF ISSUING AND PAYING AGENT

         1. As Debt Security registrar and Issuing Agent for the Notes, the Issuing and Paying Agent shall: (i) authenticate the Notes originally issued by the Issuer and Notes substituted for those Notes originally issued; (ii) maintain an office or agency in the City of New York for the registration (and for the transfer) of the Notes; (iii) maintain in the City of New York a register of owners of the Notes (the "Debt Security Register"); (iv) keep and maintain such other records in such form and manner as it shall determine in its sole discretion; and (v) perform such related duties as may be necessary for a Debt Security registrar and Issuing Agent to perform. Such records and Debt Security register shall upon request be available for inspection by authorized officers, employees, and agents of the Issuer during the normal business hours of the Issuing and Paying Agent. Upon the termination of this Agreement, the Issuing and Paying Agent shall deliver to the Issuer copies of such records in the form and manner kept by the Issuing and Paying Agent on such date.
         2. With respect to the transfer of Notes, the Issuing and Paying Agent hereby agrees that it shall: (i) upon presentation of a Note, with a written transfer of title by the registered owner satisfactory to the Issuing and Paying Agent (the signature on such instrument being guaranteed), transfer the title of such Note; (ii) enter the name of the transferee on the Debt Security register; (iii) cancel and retain each Note surrendered for a payment of principal upon its making a payment which reduces the unpaid principal amount of such Note to zero (Notes so cancelled may be delivered by the Issuing and Paying Agent to the Issuer from time to time, and following any such delivery the Issuer shall have the sole responsibility for any failure thereafter to produce any such Note); and (iv) maintain in safekeeping any blank Note forms delivered to the Issuing and Paying Agent by the Issuer.
         3. The Issuing and Paying Agent shall file such Federal and state tax returns concerning payments hereunder as shall be required of it by applicable law, but





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shall not be responsible for the collection or withholding of taxes due on such payments except, and only to the extent, required of the Issuing and Paying Agent by applicable law. Without limiting the generality of the foregoing, the Issuer, and not the Issuing and Paying Agent, shall file any reports with respect to original issue discount.
         4. The Issuing and Paying Agent shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Issuing and Paying Agent.

                                   ARTICLE VI
                    CONCERNING THE ISSUING AND PAYING AGENT

         1. The Issuing and Paying Agent shall not be liable for any loss or damage, including reasonable counsel fees and expenses, resulting from its actions or failure to act hereunder, except for any loss arising out of its own bad faith, gross negligence, or willful misconduct. Without limiting the generality of the foregoing, the Issuing and Paying Agent shall not be liable for any action taken or omitted in reliance on any obligation, notice, direction, consent, certificate, affidavit, statement, designation or other paper or document reasonably believed by it to be genuine and to have been properly authorized and properly signed or presented.
         2. The Issuer shall indemnify and hold harmless the Issuing and Paying Agent from and against any and all claims, demands, expenses (including reasonable counsel fees and expenses) and liabilities of any and every nature which the Issuing and Paying Agent may sustain or incur or which may be asserted against the Issuing and Paying Agent as a result of any action taken or omitted by the Issuing and Paying Agent in connection with its obligations hereunder without bad faith, gross negligence or willful misconduct. At any time the Issuing and Paying Agent may apply to the Issuer for instructions with respect to any matter arising under this Agreement and shall be





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fully protected in acting in accordance with such instructions.  In addition, the Issuing and Paying Agent may consult counsel to the Issuer, or its own counsel, at the reasonable expense of the Issuer, and shall be fully protected with respect to any action taken or omitted in good faith in accordance with such advice or opinion of counsel to the Issuing and Paying Agent. The provisions of the first sentence of this paragraph shall survive the termination of this Agreement.
         3. The Issuing and Paying Agent may employ agents or attorneys-in-fact, and shall not be liable for any loss or damage arising out of, or in connection with, the actions or omissions to act of such agents or attorneys-in-fact provided the Issuing and Paying Agent acted without bad faith, negligence, or willful misconduct in connection with the selection of such agents or attorneys-in-fact.
         4. The Issuing and Paying Agent makes no representations with respect to the validity or sufficiency of the Notes, or the use or application of the proceeds of the sale or distribution thereof, and shall incur no liability with respect to the foregoing.
         5. Notwithstanding any other provision elsewhere contained in this Agreement, including, without limitation, paragraph 3 of Article III, the Issuing and Paying Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any owners or holders of Notes, other than the limited obligations with respect to amounts deposited hereunder contained in said paragraph 3 of Article III.
         6. The Issuer shall pay to the Issuing and Paying Agent for its performance hereunder (i) its reasonable out-of-pocket expenses (including counsel fees and expenses) incurred in connection with this Agreement, including, without limitation, those described or referred to in paragraph 4 of
Article IV hereof, and (ii) such compensation as may mutually be agreed upon in writing by the Issuer and the Issuing and Paying Agent. The provisions of this paragraph shall survive the termination of this Agreement.





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                                  ARTICLE VII
                                    GENERAL

         1. Either of the parties hereto may terminate this Agreement by giving to the other a notice in writing specifying a termination date which, unless otherwise waived by the other party, is (a) at least thirty (30) days after the giving of such notice, and (b) in case such notice is given by the Issuing and Paying Agency at least fifteen (15) days prior to the next succeeding date for the payment of interest or principal or premium, if any. Upon the date specified in such notice, the Issuing and Paying Agent shall, upon making the delivery required by paragraph 1 of Article V hereof, be relieved of all duties and responsibilities pursuant to this Agreement.
         2. Any notice, request for instructions, or other instrument in writing authorized or required by this Agreement to be given to either party shall be effective upon receipt at the following addresses, or at such other place as either party may from time to time designate in writing:
If to the Issuer:    USX Corporation
                     600 Grant Street
                     Pittsburgh, Pennsylvania 15219
                     Telephone:  (412) 433-4419, Telecopy:  (412) 433-4567
                     Attention:  Corporate Finance Department





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If to the Issuing and Paying Agent:
                     The First National Bank of Boston
                     Corporate Trust Administration
                     150 Royall Street, Mail Stop 45-02-15
                     Canton, Massachusetts 02021
                     Telephone:  (617) 575-3145, Telecopy:  (617) 575-2078.
         3. This Agreement: (a) may not be amended or modified in any manner except by a written agreement executed by both parties; (b) shall extend to and be binding upon the parties hereto and their respective successors and assigns; and (c) shall be governed by and construed in accordance with the laws of the State of New York.
         4. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.
[SEAL)
Attest:                              THE FIRST NATIONAL BANK
                                     OF BOSTON


                                     By:
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Title:                               Title:

[SEAL)
Attest:                              USX CORPORATION


/s/ Craig D. Malldy                 By: /s/ G.R. Haggerty
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Title: Assistant Secretary           Title: Vice President & Treasurer